Exhibit 99.1

Liberty Global to Present at the UBS 42nd Annual Global Media and Communications Conference

Denver, Colorado - December 4, 2014:

Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) will be presenting at the UBS 42nd Annual Global Media and Communications Conference on Wednesday, December 10, 2014 at 2:30 p.m. EST at the Westin New York at Times Square in New York City. Liberty Global may make observations concerning its historical operating performance and outlook. The presentation will be webcast live at www.libertyglobal.com. We intend to archive the webcast under the investor relations section of our website for approximately 30 days.

About Liberty Global
Liberty Global is the world’s largest international cable company with operations in 14 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading services are provided through next-generation networks and innovative technology platforms that, when combined with those of Ziggo N.V., connected 27 million customers subscribing to 56 million television, broadband internet and telephony services at September 30, 2014.

Liberty Global's consumer brands include Virgin Media, UPC, Ziggo, Unitymedia, Kabel BW, Telenet and VTR. Our operations also include Liberty Global Business Services, our commercial division, and Liberty Global Ventures, our investment fund. For more information, please visit www.libertyglobal.com or contact:

Investor Relations:		Corporate Communications:
Oskar Nooij	+1 303 220 4218	Marcus Smith	+44 20 7190 6374
Christian Fangmann	+49 221 84 62 5151	Bert Holtkamp	+31 20 778 9800
John Rea	+1 303 220 4238	Hanne Wolf	+1 303 220 6678